                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant       [X]

Filed by a Party other than the Registrant       [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement

         [X]      Definitive Proxy Statement

         [ ]      Definitive Additional Materials

         [ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 ZIX CORPORATION
                (Name of Registrant as Specified In Its Charter)

                          -----------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transactions applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

         (4)      Proposed maximum aggregate value of transaction:

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         [ ]      Check box if any part of the fee is offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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         (1)      Amount Previously Paid:
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         (4)      Date Filed:

------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 (ZIXCORP LOGO)

                             ---------------------

                                ZIX CORPORATION
                           2711 NORTH HASKELL AVENUE
                               SUITE 2300, LB 36
                            DALLAS, TEXAS 75204-2960

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, MAY 6, 2003
                             ---------------------

     We will hold this year's annual stockholders' meeting on Tuesday, May 6, 2003, at 9:00 a.m. (registration to begin at 8:30 a.m.), Central Time. We will hold the meeting at the Cityplace Conference Center, Houston Room, 2711 North Haskell Avenue, Second Floor, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:

     - a proposal to elect Michael E. Keane, James S. Marston, John A. Ryan, Antonio R. Sanchez III and Dr. Ben G. Streetman as members of our Board of Directors; and

     - a proposal to increase the number of shares of our common stock available for grant under our 2001 Stock Option Plan from 1,500,000 to 2,525,000 shares.

     We will also discuss and take action on any other business that is properly brought before the meeting or any adjournment thereof. If you were a stockholder at the close of business on March 12, 2003, you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.

     We would like you to attend the meeting, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting, you may revoke your proxy and vote in person. We look forward to hearing from you.

                                          By Order of the Board of Directors,

                                          Ronald A. Woessner
                                          Senior Vice President, General Counsel
                                          & Secretary

Dallas, Texas
March 25, 2003

                            YOUR VOTE IS IMPORTANT.

        PLEASE VOTE EARLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS:
Why did I receive this proxy statement?.....................     1
I may have received more than one proxy statement. Why?.....     1
What will occur at the annual meeting?......................     1
How many votes are necessary to elect the nominees for
  director?.................................................     1
How many votes are necessary to approve the adoption of the
  amendment to the Zix Corporation 2001 Stock Option
  Plan?.....................................................     2
What if a nominee is unwilling or unable to stand for
  election?.................................................     2
How do I vote if I am not planning to attend the annual
  meeting?..................................................     2
What if I want to change my vote?...........................     2
How do I raise an issue for discussion or vote at the annual
  meeting?..................................................     2
What if my shares are in a brokerage account and I do not
  vote?.....................................................     3
How are abstentions treated?................................     3
How much will this solicitation cost, and who will pay for
  it?.......................................................     3
Where can I find the voting results of the annual
  meeting?..................................................     3
MORE ABOUT THE PROPOSALS:
Proposal 1: Election of Directors...........................     4
Proposal 2: Amendment to Zix Corporation's 2001 Stock Option
  Plan......................................................     4
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION:
Who are our directors, director nominees, executive officers
  and significant employees?................................     7
How much stock do our principal stockholders, directors,
  director nominees and executive officers own?.............     9
Section 16(a) Beneficial Ownership Reporting Compliance.....    13
How do our Board and its committees work?...................    13
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS:
Summary Compensation Table..................................    15
Option Grants in 2002 to Named Executive Officers...........    16
Aggregated Option Exercises in 2002 and Year-end Option
  Values....................................................    16
Non-Stockholder Approved Equity Compensation Arrangements...    17
Employment and Severance Agreements with Certain Executive
  Officers..................................................    18
How are our Board members paid?.............................    18
Certain Relationships and Related Transactions..............    19
Compensation Committee Interlocks and Insider
  Participation.............................................    19
REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION......    19
STOCK PRICE PERFORMANCE GRAPH...............................    21
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....    22

                             QUESTIONS AND ANSWERS

WHY DID I RECEIVE THIS PROXY STATEMENT?

     On or about March 25, 2003, we will begin mailing this proxy statement and accompanying proxy card to everyone who was a holder of our shares of common stock or of our shares of Class A convertible preferred stock at the close of business on March 12, 2003. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders' meeting. This proxy statement:

     - includes information about the matters that will be discussed and voted on at the meeting, and

     - provides you with updated information about our company.

I MAY HAVE RECEIVED MORE THAN ONE PROXY STATEMENT. WHY?

     If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

WHAT WILL OCCUR AT THE ANNUAL MEETING?

     First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be "present" at the meeting if the stockholder:

     - is present in person, or

     - is not present in person but has voted by proxy card prior to the meeting.

     All common shareholders and Class A convertible preferred stock shareholders of record at the close of business on March 12, 2003 will be entitled to vote on matters presented at the meeting or any adjournment thereof. As of the record date, there were 20,582,980 shares of our common stock outstanding and 693,750 shares of our Class A convertible preferred stock outstanding. The shares of our Class A convertible preferred stock are entitled to vote on all matters submitted to our shareholders for a vote. Each share of our common stock is entitled to one vote on all matters brought before the meeting or any adjournment thereof. Each share of our Class A convertible preferred stock is entitled to a number of votes equal to the number of shares of our common stock each such share was convertible into on the record date. Our common stock shareholders are entitled to cast an aggregate of 20,582,980 votes at the meeting, and our Class A convertible preferred stock shareholders are entitled to cast an aggregate of 680,634 votes at the meeting. The holders of a majority, or 10,631,808, of the shares of our common stock and Class A convertible preferred stock "equivalent" common shares who are entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 10,631,808 shares are present at the meeting, we will adjourn or reschedule the meeting.

     After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.

     A representative of Ernst & Young LLP (we refer to it as "Ernst & Young"), our independent auditors, is expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

     If enough stockholders are present at the meeting to conduct business, then we will vote on the proposals outlined in this proxy statement and any other business that is properly brought before the meeting and any adjournments thereof.

     We know of no other matters that will be presented for consideration at the annual meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our stockholders.

HOW MANY VOTES ARE NECESSARY TO ELECT THE NOMINEES FOR DIRECTOR?

     At the close of business on March 12, 2003, there were 20,582,980 common stock shares issued and outstanding and 693,750 Class A convertible preferred stock shares representing 680,634 votes were issued and outstanding. The five nominees receiving the highest number of "yes" votes will be elected as directors. This number is called a "plurality."

     Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a "plurality" of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. Votes may be cast in favor of, or withheld from, a director nominee.

     In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

HOW MANY VOTES ARE NECESSARY TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE ZIX CORPORATION 2001 STOCK OPTION PLAN?

     At the close of business on March 12, 2003, there were 20,582,980 common stock shares issued and outstanding and 693,750 Class A convertible preferred stock shares representing 680,634 votes were issued and outstanding. The affirmative vote of a majority of the shares of our common stock and Class A convertible preferred stock "equivalent" shares represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to our 2001 Stock Option Plan. The same vote is generally required for action on any other matters that properly come before the meeting.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO STAND FOR ELECTION?

     Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Restated Bylaws, will by resolution reduce the number of members of our Board accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.

HOW DO I VOTE IF I AM NOT PLANNING TO ATTEND THE ANNUAL MEETING?

     In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

     Please understand that voting by any means other than voting in person at the meeting has the effect of appointing John A. Ryan, our Chairman, President and Chief Executive Officer, and Steve M. York, our Senior Vice President, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Ryan and York will be authorized to use their discretion to vote on such issues on your behalf.

     We encourage you to vote now even if you plan to attend the annual meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

WHAT IF I WANT TO CHANGE MY VOTE?

     You may revoke your vote on a proposal at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960. You may also come to the meeting and change your vote in writing.

HOW DO I RAISE AN ISSUE FOR DISCUSSION OR VOTE AT THE ANNUAL MEETING?

     If you would like to submit a proposal to be included in next year's proxy statement, you must submit your proposal in writing so that we receive it no later than November 25, 2003. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission (we refer to it as the "SEC"). Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us. Proposals should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

     Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given on a properly executed proxy card, it will be voted FOR adoption of the proposals set forth in this proxy statement. The proxy holders will have discretion to vote on any matter properly proposed to come before the meeting that was not brought to our attention by February 10, 2003.

WHAT IF MY SHARES ARE IN A BROKERAGE ACCOUNT AND I DO NOT VOTE?

     If your shares are in a brokerage account and you do not vote, your brokerage firm could:

     - vote your shares, if it is permitted by the rules of NASDAQ, or

     - leave your shares unvoted.

     Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of all matters specified in the Notice, if they do not receive contrary voting instructions from beneficial owners. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. Such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. A broker non-vote will not affect the outcome of the voting on any of the proposals being considered at the meeting.

HOW ARE ABSTENTIONS TREATED?

     Any stockholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors. With respect to all other matters, an abstention would have the same effect as a vote against the proposal. Our stockholders have no appraisal rights under Texas law with respect to the proposals specified in the Notice. If you sign your proxy card but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.

HOW MUCH WILL THIS SOLICITATION COST, AND WHO WILL PAY FOR IT?

     We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxy solicitation materials to their principals. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from stockholders at a fee of approximately $5,500 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of shares of our common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

     We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2003 ending on June 30, 2003. We will file that report with the SEC by mid-August of this year, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the SEC at (800) SEC-0330 or http://www.sec.gov.

                            MORE ABOUT THE PROPOSALS

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     We will vote on the election of five members of our Board of Directors at the annual meeting. Each director serves until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, unless earlier removed in accordance with our Restated Bylaws. Officers serve at the discretion of our Board of Directors.

     The nominees for election to our Board are Michael E. Keane, James S. Marston, John A. Ryan, Antonio R. Sanchez III and Dr. Ben G. Streetman.

NAME(1)                                          PRINCIPAL OCCUPATION             DIRECTOR SINCE
-------                                          --------------------             --------------
Michael E. Keane.....................  Senior Vice President and Chief                 1997
                                       Financial Officer, UNOVA, Inc.
James S. Marston.....................  Private Investor                                1991
John A. Ryan.........................  Chairman, President and Chief Executive         2001
                                       Officer, Zix Corporation
Antonio R. Sanchez III...............  Vice President, Sanchez Oil & Gas                 --
                                       Corporation
Dr. Ben G. Streetman.................  Dean, College of Engineering at The             1998
                                       University of Texas at Austin

---------------

(1) For biographical and other information regarding the nominees for director, please see "WHO ARE OUR DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES?" below.

     OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                                   PROPOSAL 2

             AMENDMENT TO ZIX CORPORATION'S 2001 STOCK OPTION PLAN

     We have adopted an amendment to our 2001 Stock Option Plan (we refer to it as the "2001 Plan"), subject to approval by our stockholders. The amendment increases the maximum number of shares of our common stock with respect to which options may be granted under the 2001 Plan from 1,500,000 to 2,525,000. As of March 10, 2003, the aggregate market value of the shares covered by the amendment was $4,315,250.

     A copy of the 2001 Plan, as amended and restated after giving effect to the amendment, is attached to this proxy statement as APPENDIX A. From inception of the 2001 Plan through March 10, 2003, (i) all current executive officers, as a group, were granted 233,791 options; (ii) all current directors who are not executive officers were not eligible to receive options and (iii) all employees, including all current officers who are not executive officers, as a group, were granted 1,243,709 options under the 2001 Plan. No option grants have been made under the 2001 Plan out of the 1,025,000 additional shares reserved under the 2001 Plan that stockholders are being asked to approve. The number of option grants to be made in the future to the foregoing individuals or groups of individuals, and the prices at which such grants will be made, are not determinable. The following summary of certain provisions of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan.

  Summary

     Our Board of Directors believes that the proposed amendment to the 2001 Plan is in the best interest of Zix Corporation and its stockholders and is necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to the 2001 Plan.

  Administration

     The 2001 Plan is administered by our Board of Directors and the Board's Compensation and Stock Option Committee (either, the "committee"). The committee is authorized to grant awards in the form of stock options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the 2001 Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 2001 Plan and to make all other determinations necessary or deemed advisable in the administration of the 2001 Plan. The determinations and interpretations made by the committee are final and conclusive.

  Eligibility

     Eligibility to participate in the 2001 Plan is limited to our employees and non-employee consultants and advisors and our subsidiaries' employees and non-employee consultants and advisors, as selected by the committee. No participant in the 2001 Plan may be currently granted stock options for more than 600,000 shares of our common stock in the aggregate during the term of the 2001 Plan. The amended and restated 2001 Plan will provide that no participant may be granted options for more than 1,000,000 shares. As of March 10, 2003, approximately 148 persons were eligible to participate in the 2001 Plan.

  Number of Shares Subject to the 2001 Plan

     Subject to adjustment as described below, assuming adoption of the amendment to the 2001 Plan, the maximum number of shares of our common stock for which options may be granted under the 2001 Plan is 2,525,000 shares. Currently, the maximum number of shares of our common stock for which options may be granted under the 2001 Plan is 1,500,000 shares. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

  Type of Awards Under the 2001 Plan

     The committee may grant options under the 2001 Plan to purchase shares of our common stock. Assuming adoption of the proposed amendment to the 2001 Plan, the maximum number of shares of our common stock for which stock options may be granted under the 2001 Plan is 2,525,000 shares, compared to the current maximum of 1,500,000 shares. As of March 10, 2003, there were 22,500 shares available for option grants under the 2001 Plan. The committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the exercise price per share of stock subject to the option and other applicable conditions. The committee may grant either "nonqualified stock options" (we refer to these as "NQSOs") or "incentive stock options" (we refer to these as "ISOs") pursuant to Section 422 of the Internal Revenue Code, as amended, or both. The exercise price of ISOs may not be less than the fair market value of our common stock on the date of grant (and not less than 110% of the fair market value in the case of options granted to an optionee owning 10% or more of our outstanding common stock). The exercise price for NQSOs may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price may, at the discretion of the committee, be paid in cash, shares of our common stock or a combination thereof. We may make financing available to the optionee on such terms as the committee shall specify. The effect of an optionee's termination of employment by reason of death, retirement, disability or otherwise and other conditions that will apply to the exercise of the option will be specified in the option agreement evidencing the grant of the option. ISOs granted to an optionee who owns 10% or more of our outstanding common stock may not be exercisable more than five years after the date of grant (or such other time period as the Internal Revenue Code may require). ISOs may not be exercisable more than ten years after the date of grant, and NQSOs may not be exercisable more than ten years after the date of grant unless permitted by the committee.

  Amendment and Termination

     Our Board of Directors may amend, abandon, suspend or terminate the 2001 Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is required to comply with any tax or regulatory requirement. No options may be granted under the 2001 Plan after May 14, 2011.

  Change in Control

     In order to preserve the rights of participants in the event of a change in control of Zix Corporation, the committee in its discretion may, at the time a grant is made or any time thereafter, take one or more of the following actions:
(i) provide for the acceleration of any time period relating to the exercise of an option, (ii) provide for the purchase of the option upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the option had the option been currently exercisable or payable, (iii) adjust the terms of the option in a manner determined by the committee to reflect the change in control, (iv) cause an option to be assumed, or new rights substituted therefor, by another entity or
(v) make such other provisions as the committee may consider equitable and in the best interest of Zix Corporation.

  Federal Income Tax Consequences

     Under current United States ("U.S.") federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to stock option awards under the 2001 Plan:

     An employee receiving NQSOs will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the NQSO is granted. At the time the NQSO is exercised, however, the employee generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon exercise of a NQSO, the employee generally will recognize capital gain or loss.

     Any employee receiving ISOs generally will not realize taxable income, and we will not be entitled to a federal income tax deduction, at the time an ISO is granted or at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the employee resulting from the exercise of an ISO. Upon a sale of our common stock acquired upon exercise of an ISO, the employee generally will realize a capital gain or capital loss, and we will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the employee upon the exercise of the ISO. If a sale does occur within two years of the date of grant or one year of the transfer date, however, part or all of the income recognized by the employee may be treated as ordinary income. Under such circumstances, we could be entitled to a federal income tax deduction equal to the ordinary income recognized by the employee.

     OUR BOARD OF DIRECTORS URGES YOU TO VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO ZIX CORPORATION'S 2001 STOCK OPTION PLAN.

            OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

WHO ARE OUR DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES?

     The following table sets forth, as of February 20, 2003, the names of our directors, director nominees, executive officers and other significant employees and their respective ages and positions:

NAME                                     AGE                         POSITION
----                                     ---                         --------
Dennis F. Heathcote....................  46    Vice President, North American Sales and Services
Michael E. Keane(2)(4).................  47    Director
James S. Marston(2)(4).................  69    Director
Wael Mohamed...........................  35    Vice President, Global Distribution
Russell J. Morgan......................  42    Vice President, Client Services
Daniel S. Nutkis.......................  37    Vice President, Strategy and Products
David J. Robertson.....................  44    Vice President, Engineering
John A. Ryan(1)(3).....................  46    Director, Chairman, President and Chief Executive
                                               Officer
Antonio R. Sanchez III.................  28    Director Nominee
Antonio R. Sanchez, Jr.(1)(3)..........  60    Director
Dr. Ben G. Streetman(2)(3)(4)..........  63    Director
Ronald A. Woessner.....................  45    Senior Vice President, General Counsel and Secretary
Steve M. York..........................  52    Senior Vice President, Chief Financial Officer and
                                               Treasurer

---------------

(1) Member of the Executive Committee.

(2) Member of the Audit Committee.

(3) Member of the Nominating Committee.

(4) Member of the Compensation and Stock Option Committee.

     Dennis F. Heathcote joined our company in December 2001 as Vice President, North American Sales and Services. From May 1998 until June 2001, Mr. Heathcote worked at Entrust, Inc., where he held a variety of senior sales and management positions, including Vice President and General Manager of Entrust.net, Inc., Entrust, Inc.'s business unit focused on providing e-business trust solutions for wired and wireless networks, from October 1999 until June 2001. In addition, Mr. Heathcote, a Canadian Chartered Accountant, has more than 20 years of experience in senior sales, finance and business administration roles in the software and technology industry, including more than ten years with IBM and IBM Global Services.

     Michael E. Keane was elected to our Board in November 1997. Mr. Keane has been Senior Vice President and Chief Financial Officer of UNOVA, Inc. since November 1997. UNOVA, Inc. comprises the former industrial technology businesses spun off from Western Atlas, Inc. in October 1997, where Mr. Keane was also Senior Vice President and Chief Financial Officer from October 1996 until October 1997 and Vice President and Treasurer from March 1994 until October 1996. Prior to that, he held various management positions with Litton Industries, Inc. from June 1981 until March 1994. Prior to that Mr. Keane was employed in the Chicago office of PriceWaterhouse. He received his Certified Public Accountant certification in 1977.

     James S. Marston was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation. From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, in which position he was in charge of the Sabre reservations system and related technologies.

     Wael Mohamed joined our company in February 2002 and serves as Vice President, Global Distribution. Mr. Mohamed brings over 14 years of high-tech sales and management experience, most recently serving as Senior Vice President, Global Sales and Marketing of KLOCwork Solutions Inc. since July 2001. From October 1997 until July 2001, he worked for Entrust, Inc., where he held several sales management positions, including Vice President of Sales, Entrust Global Services and Vice President, Worldwide Sales of

Entrust.net, Inc. As a Vice President of Worldwide Sales, he was responsible for building an extensive network of Entrust.net affiliate partners operating in 32 countries around the world. Before joining Entrust, Mr. Mohamed held several key executive and management positions at IBM Global Services from July 1996 until October 1997. While at IBM Global Services, Mr. Mohamed managed a staff of over 100 employees and over $200,000,000 in service revenue.

     Russell J. Morgan joined ZixCorp in September 2002. From February 1997 until August 2002, he worked at Entrust, Inc. where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, Mr. Morgan was responsible for founding and building the Professional Services organization and building and operating a WebTrust certified secure data center for issuing digital certificates to business customers. Prior to joining Entrust, Mr. Morgan held a number of key management positions at Lockheed Martin, where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 20 years experience in delivering customer-focused technology solutions.

     Daniel S. Nutkis joined our company in February 2002 as Vice President, Strategy and Products. Prior to that, he was a consultant to PricewaterhouseCoopers LLP in 2001, serving as head of health care for the firm's subsidiary, beTRUSTed. Before working for PricewaterhouseCoopers, in January 2000 he founded (and served as Chief Executive Officer of) Medtegrity Inc., a provider of health care industry-accepted identification, authentication, security and privacy services. Prior to founding Medtegrity, during 1999 Mr. Nutkis was Chairman of the Odin Group, a health care information technology research firm. Prior to that, Mr. Nutkis worked at Ernst & Young for over ten years where he held many positions, including National Director of the firm's Health Care Emerging Technology practice, and Chief Executive Officer of ConnectedHealth.Net, one of the firm's knowledge management subsidiaries.

     David J. Robertson joined our company in March 2002 as Vice President, Engineering. Mr. Robertson has over 20 years of experience in the telecommunications and Internet industries, with specific expertise in network architecture, security and protocols, PBX and Key System design in circuit and packet environments and broadband and cellular access systems. He has also worked extensively in product areas involving 802.11, DECT and other unlicensed wireless access standards. Mr. Robertson has contributed to the early stages of Telecommunications Standards' definition for the Unlicensed Wireless Industry in the U.S. and Canada and to the finalization of the ADSI standard for enhanced telecommunications carrier service deployment. He participated in pioneering efforts toward end-to-end voice quality standards for Quality of Service in many wireline and wireless domains. He is a member of multiple company advisory boards and serves with the City of Richardson Chamber of Commerce.

     John A. Ryan joined our company as President and Chief Executive Officer and was elected director and Chairman of our Board in November 2001. From January 1997 through January 2001, he served as President, Chief Executive Officer and director of Entrust, Inc., a company for which he led the private placement in 1996 and took public in August 1998. Prior to that, Mr. Ryan held a number of senior management positions in general management, marketing and sales, and finance with Nortel Networks, with his most recent position being Vice President and General Manager of Nortel's global multimedia and Internet projects unit. Before joining Nortel, Mr. Ryan worked for Deloitte Touche LLP and was awarded his Canadian Chartered Accountant designation in 1981. He has also served as an advisory board member to Scopus Technologies. Prior to joining Zix Corporation, Mr. Ryan formed ARM Technologies, a privately-held Internet consulting and services company that he founded in February 2001. He is on the Board of Trustees for the Hart eCenter at Southern Methodist University.

     Antonio "Tony" R. Sanchez III, is a Vice President of Sanchez Oil & Gas Corporation. He is a 1997 graduate of Georgetown University, where he received a Bachelor of Science Degree in Business Administration with a concentration on Accounting and Finance and a minor in Economics. From 1997 through 1999, he was employed as an analyst in the mergers and acquisitions group in the New York City office of JP Morgan. From 1999 through 2001, he worked at Zix Corporation in a variety of positions, including sales and marketing, product development, and investor relations. He is currently involved in the day-to-day operations of Sanchez Oil & Gas. Mr. Sanchez is the son of Antonio R. Sanchez, Jr.

     Antonio R. Sanchez, Jr. was one of our early investors and was elected to our Board in February 1993. Mr. Sanchez is Chairman and Chief Executive Officer of Sanchez Oil & Gas Corporation. He also holds interests in banking, real estate development, venture capital and various other investments. Mr. Sanchez serves as a director of International Bank of Commerce ("IBC") and as a director and stockholder of IBC's publicly-traded holding company, International Bancshares Corporation. Mr. Sanchez is the father of Antonio R. Sanchez III.

     Dr. Ben G. Streetman became a director in July 1998. Dr. Streetman is Dean of the College of Engineering at The University of Texas at Austin and holds the Dula D. Cockrell Centennial Chair in Engineering. He is a Professor of Electrical and Computer Engineering and was the founding director of the Microelectronics Research Center, The University of Texas at Austin, from 1984 until 1996. Dr. Streetman also serves as a director of National Instruments Corporation.

     Ronald A. Woessner joined our company in April 1992 as General Counsel and was subsequently appointed Secretary and Senior Vice President. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C.

     Steve M. York joined our company in April 1990 as Vice President, Chief Financial Officer and Treasurer and was subsequently appointed Senior Vice President. Mr. York, a Certified Public Accountant, previously held various financial management positions with commercial operating companies and was employed by Arthur Young & Co. (now Ernst & Young).

     Following the meeting, our Board of Directors will adopt a resolution fixing the number of seats on our Board at five. This resolution will supercede all prior resolutions regarding the number of seats on our Board.

HOW MUCH STOCK DO OUR PRINCIPAL STOCKHOLDERS, DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS OWN?

     Set forth below is information as of February 20, 2003 concerning:

     - each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

     - the shareholdings of each of our directors, director nominees and named executive officers with respect to our common stock; and

     - the shareholdings of all directors and executive officers as a group with respect to our common stock.

                   COMMON STOCK SECURITY OWNERSHIP OF CERTAIN
                     BENEFICIAL OWNERS AND MANAGEMENT TABLE

                                                                AMOUNT AND NATURE OF BENEFICIAL
                                                                        OWNERSHIP(1)(2)
                                                           ------------------------------------------
                                                            NUMBER OF COMMON     PERCENTAGE OF TOTAL
                                                              STOCK SHARES          COMMON STOCK
BENEFICIAL OWNER                                           BENEFICIALLY OWNED   SHARES OUTSTANDING(3)
----------------                                           ------------------   ---------------------
George W. Haywood(4).....................................      5,569,880                25.53%
  c/o Cronin & Vris, LLP
  380 Madison Avenue, 24th Floor
  New York, New York 10017
Dennis F. Heathcote(5)...................................         69,147                    *
Michael E. Keane(6)......................................        148,583                    *
James S. Marston(6)......................................        158,583                    *
Wael Mohamed(7)..........................................         61,057                    *
Daniel S. Nutkis(6)......................................         33,336                    *
John A. Ryan(8)..........................................      1,099,464                 5.11%
Antonio R. Sanchez, Jr.(9)...............................      2,694,666                12.69%
Antonio R. Sanchez III(10)...............................        267,000                 1.29%
Dr. Ben G. Streetman(6)..................................         98,275                    *
Steve M. York(11)........................................        202,274                    *
All directors and executive officers as a group (12
  persons)...............................................      4,848,604                20.95%

---------------

  *  Denotes ownership of less than 1%.

 (1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each stockholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

 (2) Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

 (3) Percentages are based on the total number of shares of our common stock outstanding at February 20, 2003. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of February 20, 2003 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

 (4) Includes (i) 41,500 shares that are owned by family members of Mr. Haywood,
     (ii) 115,000 shares owned jointly by Mr. Haywood and a family member, (iii) 928,921 shares of common stock that are currently issuable upon conversion of his shares of Series B Convertible Preferred Stock, and (iv) 305,986 shares of common stock currently issuable upon exercise of certain warrants.

 (5) Includes 62,500 shares that Mr. Heathcote has the right to acquire under outstanding stock options that are currently exercisable or become exercisable within 60 days of February 20, 2003.

 (6) This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2003.

 (7) Includes 56,250 shares that Mr. Mohamed has the right to acquire under outstanding stock options that are currently exercisable or become exercisable within 60 days of February 20, 2003.

 (8) Includes (i) 675,000 shares that Mr. Ryan has the right to acquire under outstanding options and stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2003; (ii) 185,274 shares of common stock currently issuable upon conversion of his shares of Series A Convertible Preferred Stock; and (iii) 66,518 shares of common stock that may be acquired within 60 days of February 20, 2003 upon exercise of certain warrants.

 (9) Includes (i) 1,633,025 shares held by Mr. Sanchez directly, (ii) 9,375 shares held by family members of Mr. Sanchez, (iii) 130,499 shares held by trusts for which Mr. Sanchez serves as trustee or co-trustee, (iv) 262,100 shares held by SANTIG, Ltd., a family limited partnership for which Mr. Sanchez serves as managing general partner, (v) 156,083 shares that may be acquired by Mr. Sanchez within 60 days of February 20, 2003, upon exercise of outstanding options, (vi) 370,548 shares of common stock that may be acquired by Mr. Sanchez and SANTIG, Ltd. within 60 days of February 20, 2003 upon conversion of outstanding shares of Series A Convertible Preferred Stock, and (vii) 133,036 shares of common stock that may be acquired by Mr. Sanchez and SANTIG, Ltd. within 60 days of February 20, 2003 upon exercise of certain warrants.

(10) Includes 100,000 shares that Mr. Sanchez has the right to acquire under outstanding options and stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2003.

(11) Includes 171,500 shares that Mr. York has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 20, 2003.

     Also, set forth below is information as of February 20, 2003 concerning:

     - each stockholder known by us to beneficially own more than 5% of our Series A Convertible Preferred Stock;

     - the shareholdings of each of our directors, director nominees and named executive officers with respect to our Series A Convertible Preferred Stock; and

     - the shareholdings of all directors and executive officers as a group with respect to our Series A Convertible Preferred Stock.

                 SERIES A CONVERTIBLE PREFERRED STOCK SECURITY
                   OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                MANAGEMENT TABLE

                                                          AMOUNT AND NATURE OF BENEFICIAL
                                                                  OWNERSHIP(1)(2)
                                                      ----------------------------------------
                                                          NUMBER OF        PERCENTAGE OF TOTAL
                                                       SERIES A SHARES       SERIES A SHARES
BENEFICIAL OWNER                                      BENEFICIALLY OWNED     OUTSTANDING(3)
----------------                                      ------------------   -------------------
Dennis F. Heathcote.................................           -0-                 -0-
Michael E. Keane....................................           -0-                 -0-
James S. Marston....................................           -0-                 -0-
Wael Mohamed........................................           -0-                 -0-
Daniel S. Nutkis....................................           -0-                 -0-
John A. Ryan........................................       189,205               27.3%
SANTIG, Ltd.(4).....................................       252,273               36.4%
1988 Spendthrift Trust(5)...........................       126,136               18.2%
Antonio R. Sanchez, Jr.(6)..........................       378,409               54.5%
Antonio R. Sanchez III..............................           -0-                 -0-
Dr. Ben G. Streetman................................           -0-                 -0-
Steve M. York.......................................           -0-                 -0-
All directors and executive officers as a group (12                              81.8%
  persons)..........................................

---------------

(1) Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each stockholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable. No information is presented with respect to our Series B Convertible Preferred Stock because it generally has no voting rights and none of our directors or executive officers own any shares of our Series B Convertible Preferred Stock.

(2) Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

(3) Percentages are based on the total number of shares of our Series A Convertible Preferred Stock outstanding at February 20, 2003.

(4) SANTIG, Ltd. is a family limited partnership for which Antonio R. Sanchez, Jr. was appointed managing general partner in June 2002. Mr. Sanchez has been a general partner of SANTIG, Ltd. since April 1996.

(5) The 1988 Spendthrift Trust is a family trust of which Antonio R. Sanchez, Jr. is a beneficiary. Mr. Sanchez has no voting and/or dispositive power over the shares held by the 1988 Spendthrift Trust and disclaims beneficial ownership of such shares.

(6) Pursuant to Rule 13d-3 under the Exchange Act of 1934, as amended (we refer to it as the "Exchange Act"), Antonio R. Sanchez, Jr. may be deemed to be the beneficial owner of the shares held by SANTIG, Ltd.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the U.S., our directors, officers and any beneficial owner of more than 10% of our outstanding common stock (collectively, "insiders") are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC's rules require insiders to provide us with copies of all Section 16(a) reports that the insiders file with the SEC. Specific due dates have been established by the SEC, and we are required to disclose any failure to file by those dates. Based solely upon our review of copies of Section 16(a) reports that we received from insiders for their 2002 transactions and written representations that no such additional reports were required to be filed with the SEC, we believe that our insiders have complied with all Section 16(a) filing requirements applicable to them during 2002.

HOW DO OUR BOARD AND ITS COMMITTEES WORK?

  Board Committees and Meetings

     Our business is managed under the direction of our Board of Directors. Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met on 11 occasions during the year ended December 31, 2002. Each of the current directors, except Antonio R. Sanchez, Jr., attended at least 75% of all meetings of our Board called during the time he served as a director. Each of the current directors, except Antonio
R. Sanchez, Jr., attended at least 75% of all meetings of each committee of our Board on which he served.

     Our Board has established an Audit Committee, Compensation and Stock Option Committee, Executive Committee and Nominating Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities. The functions of these committees are described below.

  Audit Committee

     Our Audit Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman, all of whom are non-employee directors. The Audit Committee operates under a written charter adopted by our Board of Directors and oversees our financial reporting process on behalf of our Board, pursuant to the charter. This includes reviewing the scope and results of audits made by the independent auditors. The Audit Committee met on six occasions during the year ended December 31, 2002.

     Our Board has, in accordance with the recommendation of the Audit Committee, chosen the firm of Ernst & Young as our independent auditors for 2003. Following is a summary of Ernst & Young's fees for the years ended December 31, 2002 and 2001:

                                                                2002       2001
                                                              --------   --------
Audit services(1)...........................................  $154,110   $109,500
Audit-related services(2)...................................    19,396     27,200
Tax services(3).............................................    29,953     15,606
All other services..........................................     1,500         --
                                                              --------   --------
Total fees..................................................  $204,959   $152,306
                                                              ========   ========

     Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the years ended December 31, 2001 and 2002.
---------------

(1) Audit services consist of the annual audits of the Company's consolidated financial statements included in Form 10-K and the quarterly reviews of the Company's consolidated financial statements included in Form 10-Q, as well as services related to filings made with the Securities and Exchange Commission and the Company's private placement of convertible equity securities in 2002.

(2) Audit-related services consist of the required audits of the Company's employee benefit plan, as well as accounting advisory services related to financial accounting matters.

(3) Tax services include assistance with certain tax compliance matters and various tax planning consultations.

     The Audit Committee has determined that the services provided to the Company are compatible with maintaining Ernst & Young's independence.

  Compensation and Stock Option Committee

     Our Compensation and Stock Option Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman. The Compensation and Stock Option Committee or the entire Board of Directors administers our stock option plans and executive compensation. The Compensation and Stock Option Committee met on five occasions during the year ended December 31, 2002.

  Executive Committee

     Our Executive Committee is currently comprised of John A. Ryan and Antonio
R. Sanchez, Jr. The Executive Committee has authority to exercise the full powers of our Board of Directors, subject to certain exceptions. The Executive Committee did not meet during the year ended December 31, 2002.

  Nominating Committee

     Our Nominating Committee is currently comprised of John A. Ryan, Antonio R. Sanchez, Jr. and Dr. Ben G. Streetman. The Nominating Committee did not meet during the year ended December 31, 2002.

     The Nominating Committee will consider nominees for director recommended by our stockholders. Stockholders desiring to submit nominations for Board members to be included in next year's proxy statement should forward them no later than November 25, 2003 to Ronald A. Woessner, Secretary, at our principal executive offices at 2711 North Haskell Avenue, Suite 2300, LB 36, Dallas, Texas 75204-2960.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to our named executive officers for services rendered to Zix Corporation for the periods indicated:

                                                                                  LONG-TERM COMPENSATION
                                                                             ---------------------------------
                                              ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                     -------------------------------------   -----------------------   -------
                                       BASE                                               NUMBER OF
                                      SALARY       BONUS                     RESTRICTED   SECURITIES
                                     (CASH AND   (CASH AND    OTHER ANNUAL     STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   NON-CASH)   NON-CASH)    COMPENSATION     AWARD       OPTIONS     PAYOUTS   COMPENSATION
---------------------------   ----   ---------   ----------   ------------   ----------   ----------   -------   ------------
DENNIS F. HEATHCOTE.........  2002   $172,900    $   75,000       $--           $--          25,000      --        $58,930(1)
  Vice President, North       2001      9,000            --        --            --         100,000      --             --
  American Sales and          2000         --            --        --            --              --      --             --
  Services

WAEL MOHAMED(2).............  2002    160,000        75,000        --            --         125,000      --          3,959(3)
  Vice President,             2001         --            --        --            --              --      --             --
  Global Distribution         2000         --            --        --            --              --      --             --

DANIEL S. NUTKIS............  2002    183,337        70,833        --            --         100,000      --        108,291(4)
  Vice President,             2001         --            --        --            --              --      --             --
  Strategy and Products       2000         --            --        --            --              --      --             --

JOHN A. RYAN................  2002    300,000       200,000        --            --              --      --             --
  Chairman, President and     2001     37,500     1,000,000(5)      --           --       1,050,000      --             --
  Chief Executive Officer     2000         --            --        --            --              --      --             --

STEVE M. YORK...............  2002    216,000        25,000        --            --         125,000      --          3,500(3)
  Senior Vice President,      2001    216,000            --        --            --          50,000      --          2,975(3)
  Chief Financial Officer
    and.....................  2000    193,000            --        --            --              --      --          2,975(3)
  Treasurer

---------------

(1) Includes $8,641 for contributions to our 401(k) Retirement Plan and Employee Stock Purchase Plan and $50,289 for move-related costs paid to Mr. Heathcote.

(2) Annual compensation is paid in Canadian dollars and has been translated to U.S. dollars at an average rate for the year.

(3) Represents our contributions to our 401(k) Retirement Plan or Employee Stock Purchase Plan.

(4) Mr. Nutkis was engaged by the Company as a consultant in 2002 when acting as an executive officer of the Company. The amounts represent housing costs and living expenses paid to or on behalf of Mr. Nutkis.

(5) Appointed Chairman, President and Chief Executive Officer in November 2001. The 2001 bonus to Mr. Ryan consisted of 152,672 shares of our common stock valued at $1,000,000. In the event Mr. Ryan is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the second year anniversary of employment, he must return to us 76,336 shares of our common stock, or cash in the amount of $500,000. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force.

OPTION GRANTS IN 2002 TO NAMED EXECUTIVE OFFICERS

     We made the following stock option grants to our named executive officers during the year ended December 31, 2002:

                                      INDIVIDUAL GRANTS                   POTENTIAL REALIZABLE
                       ------------------------------------------------     VALUE AT ASSUMED
                       NUMBER OF    % OF TOTAL                            ANNUAL RATES OF STOCK
                       SECURITIES    OPTIONS                               PRICE APPRECIATION
                       UNDERLYING   GRANTED TO   EXERCISE                    FOR OPTION TERM
                        OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   ---------------------
NAME                    GRANTED      IN 2002       SHARE        DATE         5%          10%
----                   ----------   ----------   ---------   ----------   ---------   ---------
Dennis F.
  Heathcote..........    25,000(1)     1.33        $4.96     01/29/2012   $ 78,000    $197,500
Wael Mohamed.........   100,000(1)     5.33         4.96     01/29/2012    312,000     790,000
                         25,000(1)     1.33         2.50     08/06/2012     39,250      99,500
Daniel S. Nutkis.....   100,000(1)     5.33         4.96     01/29/2012    312,000     790,000
John A. Ryan.........        --          --           --             --         --          --
Steve M. York........   125,000(2)     6.67         4.25     02/20/2012    333,750     846,250

---------------

(1) The options were 25% vested on the date of grant, and an additional 25% vest on the first year anniversary of the grant and the balance vests pro-rata every three months over the following two years of employment. In the event of a "change in control" (as defined) of Zix Corporation or the occurrence of other specified events, the options become immediately exercisable.

(2) The options were 68% vested on the date of grant, and an additional 11% vest on the first anniversary of the grant and the balance vests pro-rata every three months over the following two years of employment. In the event of termination under certain circumstances or a "change in control" (as defined) of Zix Corporation or a material subsidiary of Zix Corporation under specified circumstances, the options become immediately exercisable.

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END OPTION VALUES

     The following table sets forth information relating to the exercises of stock options during the year ended December 31, 2002, and the value of unexercised stock options held as of December 31, 2002, by each of our named executive officers:

                            OPTION EXERCISES           NUMBER OF SECURITIES
                              DURING 2002             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       --------------------------           OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          NUMBER OF                      DECEMBER 31, 2002             DECEMBER 31, 2002
                       SHARES ACQUIRED    VALUE     ---------------------------   ---------------------------
NAME                     ON EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   --------   -----------   -------------   -----------   -------------
Dennis F. Heathcote..        --            --          56,250         68,750        $    --        $    --
Wael Mohamed.........        --            --          31,250         93,750         11,938         35,813
Daniel S. Nutkis.....        --            --          16,668         83,332             --             --
John A. Ryan.........        --            --         550,000        500,000             --             --
Steve M. York........        --            --         158,167         73,333         13,600          6,400

NON-STOCKHOLDER APPROVED EQUITY COMPENSATION ARRANGEMENTS

     The following table provides information about our equity compensation arrangements that have been approved by our stockholders, as well as equity compensation arrangements that have not been approved by our stockholders, as of December 31, 2002:

                      EQUITY COMPENSATION PLAN INFORMATION

                                        NUMBER OF                               NUMBER OF SECURITIES
                                    SECURITIES TO BE                           REMAINING AVAILABLE FOR
                                       ISSUED UPON                              FUTURE ISSUANCE UNDER
                                       EXERCISE OF        WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                       OUTSTANDING       EXERCISE PRICE OF        PLANS (EXCLUDING
                                    OPTIONS, WARRANTS   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                          AND RIGHTS       WARRANTS AND RIGHTS          COLUMN (A))
-------------                       -----------------   --------------------   -----------------------
                                           (A)                  (B)                      (C)
Equity compensation plans approved
  by stockholders(1)..............      3,242,107              $10.86                 1,004,879
Equity compensation plans not
  approved by stockholders........      3,202,910              $ 6.36                   182,500
                                        ---------                                     ---------
     Total........................      6,445,017              $ 8.62                 1,187,379
                                        =========                                     =========
Zix Corporation 2001 Stock Option
  Plan............................      1,132,500              $ 4.05                   367,500

---------------

(1) Includes the Zix Corporation 2001 Stock Option Plan.

     A description of the material terms of our equity arrangements that have not been approved by our stockholders follows:

  John A. Ryan

     Mr. Ryan, our Chairman, President and Chief Executive Officer, received a signing bonus of 152,672 shares of our common stock (valued at $1,000,000) in connection with his employment, which began November 16, 2001. If Mr. Ryan's employment with us is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the second year anniversary of employment, he must return to us shares of our common stock equal to 50% of the 152,672 signing bonus shares or cash in the amount of $500,000. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force. In addition, Mr. Ryan received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share. The options became 50% vested in November 2002 and the balance vests pro-rata every three months through November 2003. The options will automatically vest 100% in the event of a "change in control" (as defined) of Zix Corporation or the occurrence of other specified events.

  David P. Cook

     Mr. Cook, a former director and former executive officer of the Company, received an option in 1998 to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share. All of the options are currently vested, and they expire in April 2004. Of this original option grant, Mr. Cook still holds options to acquire 1,056,910 shares as of March 10, 2003, after giving effect to Mr. Cook's option exercises and his reallocation of 2,138,890 of his option shares to the members of the investment group that, in 2000, invested $44,000,000 in our company, and 807,127 of his option shares (we refer to them as the "Cook Employee Transferred Options") to our employees and a director.

  Cook Employee Transferred Options

     The 807,127 Cook Employee Transferred Options are governed by plan arrangements that are substantially the same as (if not identical to) the provisions of the 2001 Plan, which is described above under "PROPOSAL 2" and set forth in its entirety in APPENDIX A. The exercise prices of the Cook Employee Transferred Options range from $7.00 to $13.75, and they are all currently vested.

  Other Option Grants

     As of December 31, 2002, Messrs. Heathcote, Nutkis, Mohamed, Robertson and certain other of our current employees hold an aggregate of 567,500 options that were issued under plans or arrangements not approved by our stockholders. These options are governed by plan arrangements that are substantially the same as (if not identical) to the provisions of the 2001 Plan, which is described above under "PROPOSAL 2" and set forth in its entirety in APPENDIX A. The exercise price of all of these options is the fair market value of our common stock on the date of grant, and the vesting periods range from immediately vested to vesting annually and pro-rata over three years.

EMPLOYMENT AND SEVERANCE AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

     We entered into a two-year employment agreement with Mr. Ryan, effective November 16, 2001, which provides for a $300,000 annual salary, plus $200,000 cash bonus paid at the end of 2002, and a cash bonus opportunity of at least $200,000 payable at the end of 2003 that is tied to the achievement of defined objectives. As previously stated, Mr. Ryan also received a signing bonus of 152,672 shares of our common stock (valued at $1,000,000). If Mr. Ryan's employment with us is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the second year anniversary of employment, he must return to us shares of our common stock equal to 50% of the 152,672 signing bonus shares or cash in the amount of $500,000. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force.

     We are a party to severance agreements with Messrs. Heathcote, Mohamed, Robertson, Woessner and York which provide for the payment to each of them of six months, six months, six months, 18 months and 18 months, respectively, of each of their base salaries in the event each has "good reason" (as defined) to resign his employment or if his employment is terminated other than for "cause" (as defined). The severance agreements also provide for the payment to Messrs. Heathcote, Mohamed, Robertson, Woessner and York of six months, six months, six months, two times and three times, respectively, each of their annual base salaries in the event his employment terminates after a "change in control" (as defined) of Zix Corporation. The severance agreements of Messrs. Woessner and York also contain confidentiality and stock option acceleration provisions.

HOW ARE OUR BOARD MEMBERS PAID?

     On the day an outside director is first appointed or elected to our Board of Directors, such director is granted nonqualified options to purchase 25,000 shares of our common stock, which vest six months from the grant date with an exercise price equal to 100% of our common stock price on the grant date. Also, in January of each year, each director that has served on our Board at least 12 consecutive months will receive a further grant of options determined according to a specified formula, which provides that the eligible directors collectively receive options for 1% of our outstanding common stock. The exercise price for these options will be 120% of our common stock price on the grant date. These annual options vest over three years. In 2002, the eligible directors received an aggregate of options to acquire 140,464 shares of our common stock. The exercise price of these options was $6.59 per share. We pay a $15,000 retainer fee to outside directors until they are eligible to receive the annual option grants. We reimburse our directors for expenses they incur attending our Board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 18, 2002, we closed two financing transactions pursuant to which we received $16,000,000 in gross cash proceeds. In the first transaction, we issued 819,886 shares of Series A Convertible Preferred Stock, par value $1.00 per share; and 1,304,815 shares of Series B Convertible Preferred Stock, par value $1.00 per share; and warrants to purchase 709,528 shares of our common stock. Purchasers of the Series A Convertible Preferred Stock and associated warrants included John A. Ryan, our Chairman, President and Chief Executive Officer; Antonio R. Sanchez, Jr., a director and substantial shareholder of our company; SANTIG, Ltd., a family limited partnership for which Mr. Sanchez serves as managing general partner; and the 1988 Spendthrift Trust, a family trust of which Mr. Sanchez is a beneficiary. Mr. Ryan purchased 189,205 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 66,518 shares of our common stock. Mr. Sanchez purchased 126,136 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 44,345 shares of our common stock. SANTIG, Ltd. purchased 252,273 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 88,691 shares of our common stock. The 1988 Spendthrift Trust purchased 126,136 shares of Series A Convertible Preferred Stock and associated warrants to purchase an aggregate of 44,345 shares of our common stock. Messrs. Ryan and Sanchez and the Sanchez limited partnership and family trust invested an aggregate of $2,750,000 in our company. More details pertaining to the terms and conditions of the Series A Convertible Preferred Stock financing transaction are contained in a filing on Form 8-K filed with the SEC on September 20, 2002.

     Purchasers of the Series B Convertible Preferred Stock and associated warrants include George W. Haywood, a 25.5% beneficial shareholder of our company, and an IRA for the benefit of Mr. Haywood. Mr. Haywood and the IRA for the benefit of Mr. Haywood purchased an aggregate of 947,708 shares of Series B Convertible Preferred Stock and associated warrants to purchase an aggregate of 305,986 shares of common stock. Mr. Haywood and the IRA for the benefit of Mr. Haywood invested an aggregate of $3,500,000 in our company. More details pertaining to the terms and conditions of the Series B Convertible Preferred Stock financing transaction are contained in a filing on Form 8-K filed with the SEC on September 20, 2002.

     Finally, for the year 2002, we received payments of $1,000,000 in connection with certain technology and marketing agreements with Entrust, Inc. Mr. Ryan, our Chairman, President and Chief Executive Officer, was Chief Executive Officer of Entrust, Inc. when such agreements were executed and held a minority equity interest in Entrust, Inc. until September 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee is comprised of three directors. Michael E. Keane, James S. Marston, and Dr. Ben G. Streetman served on our Compensation and Stock Option Committee during the year ended December 31, 2002. None of Messrs. Keane, Marston or Dr. Streetman is or was a current officer or employee of Zix Corporation. The committee met on five occasions during the year ended December 31, 2002. We have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation and Stock Option Committee.

             REPORT OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Our Compensation and Stock Option Committee or our entire Board of Directors approves salaries and annual bonuses for executive officers and administers our stock option plans.

  Compensation Philosophy

     Our compensation philosophy is to offer the Company's executive officers compensation packages that are competitive with those being paid for comparable positions. Compensation consists mainly of salary and stock options. Also, the compensation packages of our chairman, president and chief executive officer and our senior sales executives have substantial cash bonus opportunities.

  Chief Executive Officer Compensation

     At December 31, 2002, our Chairman, President and Chief Executive Officer was John A. Ryan. Mr. Ryan has an employment agreement through November 2003 which provides for an annual base salary of $300,000, a cash bonus of $200,000 paid at the end of the 2002 and a cash bonus opportunity of at least $200,000 payable at the end of the 2003 that is tied to the achievement of defined objectives. Mr. Ryan also received a signing bonus in November 2001 of 152,672 shares of our common stock (valued at $1,000,000). If Mr. Ryan's employment with us is terminated for "cause" or he resigns other than for "good reason," as such terms are defined in his employment agreement, prior to the second year anniversary of employment, he must return to us shares of our common stock equal to 50% of the 152,672 signing bonus shares, or cash in the amount of $500,000. Notwithstanding the foregoing, upon the occurrence of an "accelerated vesting event" (as defined in his stock option agreement), any obligation of Mr. Ryan to return such shares to us shall no longer be in force. In addition, Mr. Ryan received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share. The options became 50% vested in November 2002 and the balance vests pro-rata every three months during the second year of employment. The options will automatically vest 100% in the event of a "change in control" (as defined) of the Company or the occurrence of other specified events. The Company paid Mr. Ryan a $200,000 cash bonus for the year 2002, as required by his employment contract.

     Inasmuch as a substantial portion of Mr. Ryan's compensation is stock based and Mr. Ryan's 2003 cash bonus opportunity is tied to the achievement of defined objectives, his interests are aligned precisely with those of our stockholders. We believe that Mr. Ryan's employment arrangement is appropriate in light of his demonstrated prior success at Entrust in building its customer base and achieving significant revenue growth.

  Other Executive Officer Compensation

     At December 31, 2002, the Company's other executive officers were Dennis F. Heathcote, Vice President, North American Sales and Services; Wael Mohamed, Vice President, Global Distribution; Russell J. Morgan, Vice President, Client Services; Daniel S. Nutkis, Vice President, Strategy and Products; David J. Robertson, Vice President, Engineering; Steve M. York, Senior Vice President, Chief Financial Officer and Treasurer; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary. Messrs. York and Woessner received no salary increase in 2002, and Mr. Heathcote's base salary was increased to $175,000 in 2002. Messrs. Mohamed, Morgan, Nutkis and Robertson commenced employment with the Company in 2002.

     All of the executive officers received stock option grants in 2003. Furthermore, the Company's senior sales executives, Messrs. Heathcote and Mohamed, received a cash sales performance bonus of $50,000 each based on the progress made in building the Company's customer base. Additionally, each of Messrs. Heathcote, Mohamed, Nutkis, Robertson and York received a cash performance bonus of $25,000 and Mr. Morgan received a cash performance bonus of $8,332.

  Internal Revenue Code sec.162(m) Compliance

     Compensation in excess of $1,000,000 per year realized by any of the Company's five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The options granted to Mr. Ryan in 2001 do not comply with the requirements of Section 162(m), which, among other things, would have required the Company to obtain stockholder approval of the option grants. Time was of the essence when we were discussing Mr. Ryan's potential employment. Seeking stockholder approval of the option grants would have, in our opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and Mr. Ryan commencing his employment duties. These options will, during the year of exercise, likely result in Mr. Ryan realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of the Company's common stock at the time. Furthermore, Messrs. Heathcote, Nutkis and Mohamed were granted certain options in 2001 and 2002 that do not comply with the requirements of Section 162(m). These options, in the amounts of 125,000, 100,000 and 100,000, respectively, might result in one or more of them realizing compensation in excess of $1,000,000 in a given year, depending on the number of options exercised and the price of the Company's common stock at the time.

  Submitted by the Board of Directors:

          Michael E. Keane
          James S. Marston
          John A. Ryan
          Antonio R. Sanchez, Jr.
          Dr. Ben G. Streetman

     This Report will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return of an investment in our common stock over the five-year period ended December 31, 2002, as compared with the cumulative total return of an investment in (i) the Center for Research in Securities Prices ("CRSP") Total Return Index for The NASDAQ Stock Market (U.S. companies) and (ii) the CRSP Total Return Index for NASDAQ Computer and Data Processing Stocks. The comparison assumes $100 was invested on December 31, 1997 in our common stock and in each of the two indices and assumes reinvestment of dividends, if any.

     A listing of the companies comprising each of the CRSP-NASDAQ indices used in the following graph is available, without charge, upon written request. The stock price performance depicted on the graph below is not necessarily indicative of future stock price performance. The graph will not be deemed incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the graph by reference.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                             AMONG ZIX CORPORATION,
                      CRSP-NASDAQ STOCK MARKET (U.S.) AND
                CRSP-NASDAQ COMPUTER AND DATA PROCESSING STOCKS

                             (PERFORMANCE GRAPH)

MEASUREMENT PERIOD                                  CRSP-NASDAQ STOCK MARKET           CRSP-NASDAQ COMPUTER AND
(YEAR ENDING)            ZIX CORPORATION                    (U.S.)                     DATA PROCESSING STOCKS
-------------------      ---------------           ------------------------           ------------------------
12/31/97                 $100.00                            $100.00                            $100.00
12/31/98                  267.19                             140.99                             178.39
12/31/99                  990.63                             261.48                             392.44
12/31/00                  218.75                             157.42                             180.62
12/31/01                  126.50                             124.89                             145.44
12/31/02                  110.25                              86.34                             100.29

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is comprised of three non-employee directors. The Company believes that each member of the Audit Committee is an "independent director," as defined in the Marketplace Rules of The Nasdaq Stock Market. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, pursuant to its charter adopted by the Board of Directors. The Audit Committee held six meetings in 2002.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     Ernst & Young LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit

Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee recommended, and the Board of Directors has selected, Ernst & Young LLP as the Company's independent auditors for 2003.

Michael E. Keane, Audit Committee Chair
James S. Marston, Audit Committee Member
Dr. Ben G. Streetman, Audit Committee Member

March 25, 2003

     This Report will not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference.

     Our 2002 Annual Report to stockholders, including our Annual Report on Form 10-K (excluding exhibits), will be mailed together with this proxy statement. The Annual Report does not constitute any part of the proxy solicitation material.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors,

                                          Ronald A. Woessner
                                          Senior Vice President, General Counsel
                                          & Secretary

Dallas, Texas
March 25, 2003

                                                                      APPENDIX A

                     ZIX CORPORATION 2001 STOCK OPTION PLAN
                    (AMENDED AND RESTATED AS OF MAY 6, 2003)

     SECTION 1. Purpose. The purpose of the Zix Corporation 2001 Stock Option Plan (hereinafter called the "2001 Plan") is to advance the interests of Zix Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract, on its behalf and on behalf of its Subsidiaries (as hereinafter defined), and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.

     SECTION 2.  Definitions.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time-to-time.

     "Committee" shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-employee Directors. Also, if the requirements of sec.162(m) of the Code are intended to be met, the Committee shall consist of two or more "outside directors" within the meaning of sec.162(m) of the Code.

     "Common Stock" shall mean the Common Stock of the Company, par value $.01 per share.

     "Date of Grant" shall mean the date on which an Option is granted pursuant to this 2001 Plan.

     "Designated Beneficiary" shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee's death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee's estate.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by The Nasdaq Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

     "Incentive Stock Option" shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code (or any successor provision).

     "Non-employee Director" shall have the meaning given such term in Rule
16b-3.

     "Nonqualified Stock Option" shall mean a stock option granted under Section 6 that is not intended to be an Incentive Stock Option.

     "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

     "Optionee" shall mean the person to whom an option is granted under the 2001 Plan or who has obtained the right to exercise an option in accordance with the provisions of the 2001 Plan.

     "Rule 16b-3" shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.

     "Subsidiary" shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

     SECTION 3. Administration. The 2001 Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 2001 Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the 2001 Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive.

     SECTION 4. Eligibility. All employees and non-employee consultants and advisors (other than Non-employee Directors) who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to receive Options under the 2001 Plan.

     SECTION 5.  Maximum Amount Available for Options.

     (a) The maximum number of shares of Common Stock in respect of which Options may be made under the 2001 Plan shall be a total of 2,525,000 shares of Common Stock. Of that amount, no participant may be granted Options for more than 1,000,000 shares of Common Stock in the aggregate during the term of the 2001 Plan. Options that expire, lapse or are cancelled or forfeited do not count against theses share limits. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the 2001 Plan.

     (b) In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the 2001 Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be optioned under the 2001 Plan and (2) the grant, exercise or conversion price and/or number of shares with respect to the Options and/or, if deemed appropriate, make provision for cash payment to an Optionee; provided, however, that the number of shares subject to any Option shall always be a whole number.

     SECTION 6.  Stock Options.

     (a) Subject to the provisions of the 2001 Plan, the Committee shall have sole and complete authority to determine the persons to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.

     (b) The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the Code and relevant regulations. Incentive Stock Options to purchase Common Stock may be granted to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified Stock Options to purchase Common Stock may be granted to such eligible participants as shall be determined by the Committee. Neither the Company nor any of its Subsidiaries or any of their respective directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under the then-applicable provisions of the Code.

     (c) The Committee shall, in its discretion, establish the exercise price at the time each Option is granted, which in the case of Nonqualified Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, or in the case of grants of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or such greater amount as may be prescribed by the Code.

     (d) Exercise

          (1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable grant or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

          (2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee or under the terms of the applicable agreement, by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

          If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

          (3) The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or any portion of an Option granted under the 2001 Plan.

          (4) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under this 2001 Plan. No Optionee nor an Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code.

     (e) No Incentive Stock Options shall be exercisable (a) more than five years (or such other period of time as from time-to-time provided in the then-applicable provisions of the Code governing Incentive Stock Options) after the Date of Grant with respect to an Optionee who owns ten percent or more of the outstanding Common Stock (within the meaning of the Code), and (b) more than ten years after the Date of Grant with respect to all other Optionees. No Nonqualified Stock Options shall be exercisable more than ten years after the Date of Grant.

     (f) In no event shall any Option granted to any employee who is classified as "non-exempt" under the Fair Labor Standards Act of 1938 be exercisable less than six months after the Date of Grant, except in the case of death, disability, retirement, a change in control or other circumstances permitted by regulations under the Worker Economic Opportunity Act ("WEOA"). Grants to such non-exempt employees shall not be based on pre-established performance criteria, except as specifically permitted under the WEOA. Non-exempt employees shall be notified of the terms of their Options in accordance with the WEOA, and exercise of such Options must be voluntary.

     SECTION 7.  General Provisions.

     (a) The Company and its Subsidiaries shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the 2001 Plan or otherwise) any taxes required by law to be withheld in respect of Option exercises under the 2001 Plan. However, if permitted by the Committee or under the terms of the applicable agreement, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or its Subsidiaries or paid by the Optionee with respect to such Common Stock by electing to have the Company or its Subsidiaries withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the provisions of Section 16(b) of the Exchange Act, then any such election shall be subject to the restrictions imposed by Rule 16b-3.

     (b) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall specify the terms and conditions thereof and any rules applicable thereto, including, but not limited to, the effect on such Option of the death, retirement, disability or other termination of employment of the Optionee and the effect thereon, if any, of a change in control of the Company.

     (c) Unless otherwise provided in the agreement applicable thereto, no Option shall be assignable or transferable except by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

     (d) No person shall have any claim or right to be granted an Option. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of an Optionee free from any liability, or any claim under the 2001 Plan, except as provided in any agreement entered into with respect to an Option. Neither the 2001 Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract). The conditions to apply to the exercise of an Option in the event an Optionee ceases to be employed by the Company or a Subsidiary for any reason shall be determined by the Committee or specified in the written agreement evidencing the Option.

     (e) Subject to the provisions of the applicable Option, no Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the 2001 Plan until he or she has become the holder thereof.

     (f) The validity, construction, interpretation, administration and effect of the 2001 Plan and of its rules and regulations, and rights relating to the 2001 Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

     (g) The 2001 Plan was originally effective on May 15, 2001. No Options may be granted under the 2001 Plan after May 14, 2011; however, all previous Options issued that have not expired under their original terms or will not then expire at the time the 2001 Plan expires will remain outstanding.

     (h) Restrictions on Issuance of Shares

          (1) The Company shall not be obligated to sell or issue any Shares upon the exercise of any Option granted under the 2001 Plan unless: (i) the shares pertaining to such Option have been registered under applicable federal and state securities laws or are exempt from such registration;
     (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the 2001 Plan. If the shares to be issued upon the exercise of any Option granted under the 2001 Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

          (2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the 2001 Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

     (i) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the 2001 Plan as it deems desirable; any such restrictions shall be set forth in the applicable agreement.

     (j) The Board of Directors may amend, abandon, suspend or terminate the 2001 Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Options may be made under the 2001
Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or exchange listing rules, including for these purposes any approval requirement that is a prerequisite for exemptive relief under
Section 16(b) of the Exchange Act.

     (k) To preserve an Optionee's rights under an Option in the event of a change in control of the Company or an Optionee's separation from employment, the Committee in its discretion may, at the time an Option is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option, upon the Optionee's request, for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control or to prevent the imposition of an excise tax under section 280G(b) of the Code, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

     AMENDED AND RESTATED as of May 6, 2003.

                                          ZIX CORPORATION

                                          By:    /s/ RONALD A. WOESSNER
                                            ------------------------------------
                                            Title: S.V.P.

PROXY - ZIX CORPORATION


         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                AT THE CITYPLACE CONFERENCE CENTER, HOUSTON ROOM
          2711 NORTH HASKELL AVENUE, SECOND FLOOR, DALLAS, TEXAS 75204
    9:00 A.M. (REGISTRATION AT 8:30 A.M.), CENTRAL TIME, TUESDAY, MAY 6, 2003


The undersigned stockholder of Zix Corporation hereby appoints John A. Ryan and Steve M. York, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED ACCORDING TO YOUR DIRECTIONS MADE ON THE REVERSE SIDE. IF YOU DO NOT VOTE ON PROPOSALS 1 OR 2, THIS PROXY WILL BE VOTED "FOR" THOSE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

        PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

ZIX CORPORATION


-------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
-------------------------------------------------------------------------------


A.       ELECTION OF DIRECTORS
1.       The Board of Directors recommends a vote FOR the listed nominees:


                                              FOR               WITHHOLD
                                            ------              --------


         01       Michael E. Keane          /   /                /   /
         02       James S. Marston          /   /                /   /
         03       John A. Ryan              /   /                /   /
         04       Antonio R. Sanchez III    /   /                /   /
         05       Dr. Ben G. Streetman      /   /                /   /


B.       ISSUE
         The Board of Directors recommends a vote FOR the following resolution:


                                                                         FOR     AGAINST     ABSTAIN
                                                                       ------    -------     -------

2.       Amendment to Zix Corporation's 2001 Stock Option Plan.        /   /      /   /       /   /


C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:    This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof.

By executing this proxy, you acknowledge receipt of Zix Corporation's 2002 Annual Report, Notice of 2003 Annual Meeting of Stockholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature 1                                 Signature 2                                 Date (dd/mm/yyyy)

                                                                                              /    /
------------------------------------        ------------------------------------        ------ ---- ---------------------

PROXY SERIES A PREFERRED STOCK SHARES - ZIX CORPORATION


         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                AT THE CITYPLACE CONFERENCE CENTER, HOUSTON ROOM
          2711 NORTH HASKELL AVENUE, SECOND FLOOR, DALLAS, TEXAS 75204
    9:00 A.M. (REGISTRATION AT 8:30 A.M.), CENTRAL TIME, TUESDAY, MAY 6, 2003


The undersigned stockholder of Zix Corporation hereby appoints John A. Ryan and Steve M. York, or either of them, as proxies, each with full power of substitution, to vote the Series A Convertible Preferred Stock shares of the undersigned at the above-stated annual meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND WILL BE VOTED ACCORDING TO YOUR DIRECTIONS MADE ON THE REVERSE SIDE. IF YOU DO NOT VOTE ON PROPOSALS 1 OR 2, THIS PROXY WILL BE VOTED "FOR" THOSE PROPOSALS. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

        PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side.)

ZIX CORPORATION


--------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
--------------------------------------------------------------------------------

A.       ELECTION OF DIRECTORS
1.       The Board of Directors recommends a vote FOR the listed nominees:


                                                     FOR               WITHHOLD
                                                    -----              --------

        01       Michael E. Keane                   /   /               /   /
        02       James S. Marston                   /   /               /   /
        03       John A. Ryan                       /   /               /   /
        04       Antonio R. Sanchez III             /   /               /   /
        05       Dr. Ben G. Streetman               /   /               /   /


B.       ISSUE
         The Board of Directors recommends a vote FOR the following resolution:


                                                                                FOR     AGAINST      ABSTAIN
                                                                               -----    -------      -------

2.       Amendment to Zix Corporation's 2001 Stock Option Plan.                /   /    /   /         /   /


C. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE:    This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any adjournment thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof.

By executing this proxy, you acknowledge receipt of Zix Corporation's 2002 Annual Report, Notice of 2003 Annual Meeting of Stockholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature 1                                 Signature 2                                 Date (dd/mm/yyyy)

                                                                                              /      /
------------------------------------        ------------------------------------        ------ ------ ---------------------